Exhibit 10.19

REPAYMENT AGREEMENT

This REPAYMENT AGREEMENT ("Agreement"), is entered into as of the 17th day of July, 2011, by and between:

Laiyang Jiangbo Pharmaceuticals Co. Ltd. and Genesis Jiangbo (Laiyang) Biotech Technologies Co., Ltd., (both limited liability companies organized under the laws of the Peoples Republic of China), (hereinafter, collectively, the "Guarantors"); and

Genesis Pharmaceuticals Enterprises Inc., a Florida Corporation, and Karmoya International Ltd., a British Virgin Islands Company, (hereinafter, collectively, the "Company"); and

Pope Investments LLC, a Delaware Limited Liability Company (hereinafter the "Holder").

BACKGROUND

WHEREAS, the Parties acknowledge that on November 6, 2007, the Company issued a six percent (6%) Convertible Subordinated Debenture due on November 30, 2010 in the face amount of Five Million United States ("US") Dollars (US $5,000,000.00), (the "Bond"); and

WHEREAS, the Parties acknowledge that on May 30, 2008, the Company issued six percent (6%) Convertible Notes due on May 30, 2011 in the face amount of Fifteen Million US Dollars (US $15,000,000.00), (the "Notes"); and

WHEREAS, the Parties hereto further acknowledge that the Guarantors undertook, covenanted, warranted and represented that they would guarantee repayment of both the Bond and the Notes, if not repaid on the expiration dates aforesaid; and

WHEREAS, the Parties further acknowledge that as of May 30, 2011, the Bond is in Default and has not been fully repaid and that the Holder is owed the sum of Three Million, Five Hundred Thousand US Dollars (US $3,500,000.00) plus interest; and

WHEREAS, the Parties further acknowledge that as of May 30, 2011, the Notes are in Default and have not been fully repaid and the Holder is owed the sum of Eleven Million, Five Hundred Thousand US Dollars (US $11,500,000.00) plus interest.

NOW, THEREFORE, the Parties hereto, intending to be legally bound, agree as follows:

1.
The Company and the Guarantors, jointly and severally, acknowledge and agree that as of May 30, 2011, the Holder is owed the aggregate principal sums of Fifteen Million US Dollars (US $15,000,000.00), plus Five Hundred Twenty-Four Thousand, Eight Hundred Thirty-Six US Dollars (US $524,836.00) interest on the defaulted Convertible Bond and Notes.

2.
The Guarantors, jointly and severally, acknowledge the debt to the Holder for the Bond and the Notes, and their responsibility for, and legally obligation to pay the Holder Fifteen Million US Dollars (US $15,000,000.00), plus all interest due as of May 30, 2011.

3.
The Holder, Guarantors and the Company hereby agree that the Holder shall be paid from the Company and Guarantors, before September 30, 2011, all the sum of Fifteen Million US Dollars (US $15,000,000.00), plus Five Hundred Twenty-Four Thousand, and Eight Hundred Thirty-Six US Dollars (US $524,836.00) interest on the defaulted Convertible Bond and Notes.

4.	Miscellaneous.

a)
Counterparts.  This Agreement may be executed in counterparts (whether facsimile, PDF (or similar format), or original), each of which shall be deemed to be an original, and all of which shall together constitute one and the same instrument.

b)
Costs.  Each Party shall pay its own costs, charges and expenses incurred in relation to the negotiation, preparation and implementation of this Agreement and the transactions referred to herein and everything ancillary or incidental thereto.

c)
Law and Jurisdiction.  This Agreement shall be governed by and constructed in accordance with the law of the New York State.  Any dispute, controversy or claim arising out of or relating to this contract, including the validity, invalidity, breach or termination thereof, shall be submitted to China International Economic and Trade Arbitration Commission for arbitration which shall be conducted in accordance with the Commission's arbitration rules in effect at the time of applying for arbitration.  The arbitral award is final and binding upon both parties.

d)	Language. In the event of a dispute, the English language documentation and Agreement will take precedent.

IN WITNESS WHEREOF, the Parties hereto have executed this Settlement Agreement as of the date first above written.

Laiyang Jiangbo Pharmaceuticals Co. Ltd ( Chop )

Signed by  /s/ Wubo Cao
    Wubo Cao, Chief Executive Officer

Genesis Jiangbo (Laiyang) Biotech Technologies Co., Ltd. (Chop)

Signed by  /s/ Wubo Cao
    Wubo Cao, Chief Executive Officer

Genesis Pharmaceuticals Enterprises Inc. (Common Seal)

Signed by  /s/ Wubo Cao
    Wubo Cao, Chief Executive Officer

Karmoya International Ltd. (Common Seal)

Signed by  /s/ Wubo Cao
    Wubo Cao, Chief Executive Officer

Pope Investments LLC,

/        /s/ William P. Wells
William P. Wells, President, Managing Member